UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3415 S. Sepulveda Blvd, Suite 1100-6592 Los Angeles, CA 90034 (Address of principal executive offices) (888) 263-9799 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

Election of Board of Directors:

Effective March 23, 2022, at 1:15 am PST, pursuant to an Action by Written Consent of Shareholders Holding a Majority in Interest in the Company dated March 23, 2022, the following individuals were elected to serve as the Company's Board of Directors, to serve until the election of new directors by the shareholders of the Company or resignation or removal:

•Dr. David L. Stark

•Mr. John L. Ogden

•Ms. Calli R. Bucci

The following individuals were not re-elected as Board members:

•Mr. Jorn Gorlach

•Mr. Nathaniel T. Bradley

Appointment of Chairman of the Board and Election of Officers:

Effective March 25, 2022, Dr. David L. Stark was unanimously appointed as Chairman of the Board and elected to serve as President of the Company and its subsidiaries.  Dr. Stark formerly served as the Company’s President between March 1, 2020, until his resignation for personal reasons on August 16, 2021.  The Company is pleased to welcome him back.

Termination of Officer:

On March 26, 2022, Ms. Sonia Choi, the Company’s interim Chief Executive Officer since September 14, 2021, was terminated in her role as interim CEO.

Current Directors and Officers:

The following represents the Company’s Directors and Officers after the effects of the changes referenced above:

Board of Directors
Dr. David L. Stark	Chairman
Mr. John L. Ogden	Board Member
Ms. Calli R. Bucci	Board Member

Officers
Dr. David L. Stark	President
Ms. Calli R. Bucci	Chief Financial Officer
Secretary, Treasurer

Family Relationships

There are no family relationships with any of the Company's Directors and Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: March 28, 2022	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer